Exhibit 10.57

October 16, 2012

DAM Holdings, LLC

1418 N. Lakeshore Drive, Suite 29

Chicago, IL 60610

Attention: Matthew Bluhm

Re:	Credit Agreement with Cancer Genetics, Inc.

Dear Matthew:

This letter agreement will memorialize your agreement to cancel the Warrant #121 issued to DAM Holdings, LLC (the “Lender”) pursuant to the Amendment (the “Amendment”), dated as of March 9, 2012, to that certain Credit Agreement, dated as of March 23, 2011, by and between Cancer Genetics, Inc., a Delaware corporation (the “Company”) and the Lender (the “Credit Agreement”). The Amendment extended the maturity under the Credit Agreement and the Promissory Note (the “Note”) to increase the interest payable thereunder. The Note is hereby amended to provide that the interest currently accrued on the Note shall be increased $52,500, and shall be due and payable with all other accrued interest on a Maturity Event. “Maturity Event” means the earlier to occur of the following: (i) April 1, 2013, (ii) the occurrence of an initial public offering of the Company’s equity securities in which the Company receives gross proceeds in the amount of $10,000,000 or more, or (iii) the consummation of a transaction in which the Company is either merged with a reporting company (a “Public Company”) under the 1934 Act, or a Public Company acquires all or substantially all of the outstanding securities of the Company in exchange for the issuance of securities of the Public Company, and in connection therewith, in either event as the case may be, the survivor of such merger or the Public Company receives gross proceeds from the sale of such survivor’s securities or the Public Company’s securities in the amount of $10,000,000 or more.

You agree that, notwithstanding the terms of the Amendment, DAM is not entitled to any warrants in connection with DAM entering into the Amendment with the Company and that Warrant #121 is hereby cancelled.

Very truly yours

/s/ Panna L. Sharma
Panna L. Sharma
President and CEO

Agreed to and Accepted by:

DAM Holdings, LLC

/s/ Matthew Bluhm
Matthew Bluhm